SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                             FORM 8-K

                     Current Report Pursuant
                  to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):

                          March 1, 1997
                 --------------------------------


                         PROFFITT'S, INC.
-------------------------------------------------------------------
      (Exact name of registrant as specified in its Charter)

                            TENNESSEE
   ------------------------------------------------------------
          (State or other jurisdiction of incorporation)

          0-15907                       62-0331040
          ----------                 ---------------
     (Commission File Number          (IRS Employer
       Identification No.)

          P.O. Box 200080, Jackson, Mississippi        39289
       ------------------------------------------    --------
          (Address of principal executive offices)   (Zip code)


                          (601) 968-4400
    ------------------------------------------------------------
       (Registrant's telephone number, including area code)


ITEM 5.  OTHER EVENTS.

Proffitt's, Inc. (the "Company") combined its business with G.R.
Herberger's, Inc. ("Herberger's") on February 1, 1997, immediately before the Company's fiscal year end. The transaction was accounted for as a pooling of interests. Current and prior year numbers below reflect the business combination.

                                               Four Weeks Ended
                                          -----------------------------
Net sales                                       $ 141,834   $  99,037

Net income (loss)                                $    529   $  (2,206)

For the month, total net sales increased 43% over the prior year.
Comparable store sales increased 3% over last year. The current year end income is an improvement of $2,735 over the net loss last year.

The above information is being released in order to comply with the provisions of the Company's Agreement and Plan of Merger with Herberger's.

                            SIGNATURES
                         ----------------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Registrant:    PROFFITT'S, INC.

Date:  April 1, 1997                         By:  /s/  Douglas E.
Coltharp
                                         -------------------------------------
                                        Douglas E. Coltharp
                                        Executive Vice President
                                        and Chief Financial Officer